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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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
                                                                              FISCAL YEAR ENDED
                                                       ---------------------------------------------------------------
                                                       AUGUST 31,   AUGUST 31,   AUGUST 26,   AUGUST 31,   AUGUST 30,
                                                          1993         1994         1995         1996         1997
                                                       -----------  -----------  -----------  -----------  -----------
Fixed charges:
  Interest expense...................................   $   8,492    $   8,913    $   9,237    $   9,455    $   9,235
  Amortization of debt expense.......................         963          933          957          720          661
  Rental expense included in fixed charges...........       4,562        4,548        4,342        3,949        3,802
                                                       -----------  -----------  -----------  -----------  -----------
    Total fixed charges..............................   $  14,017    $  14,394    $  14,536    $  14,124    $  13,698
                                                       -----------  -----------  -----------  -----------  -----------

Earnings:
  Pre-tax (loss) income..............................   $ (11,670)   $ (14,556)   $  (5,672)   $  (1,066)   $    (921)
  Plus: fixed charges................................      14,017       14,394       14,536       14,124       13,698
                                                       -----------  -----------  -----------  -----------  -----------
    Total earnings...................................   $   2,347    $    (162)   $   8,864    $  13,058    $  12,777
                                                       -----------  -----------  -----------  -----------  -----------
Ratio of earnings to fixed charges...................      n/a          n/a          n/a          n/a          n/a
                                                       -----------  -----------  -----------  -----------  -----------
                                                       -----------  -----------  -----------  -----------  -----------
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